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                                                                     EXHIBIT 99i


                       [DICKINSON WRIGHT PLLC LETTERHEAD]

                                                 500 Woodward Avenue, Suite 4000
                                                 Detroit, Michigan  48226-3425
                                                 Telephone:  (313) 223-3500
                                                 Facsimile:  (313) 223-3598
                                                 http://www.dickinson-wright.com



February 26, 2001




U. S. Securities and Exchange
  Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C.  20549



RE:      OLDE CUSTODIAN FUND, POST-EFFECTIVE AMENDMENT NO. 24
         UNDER THE SECURITIES ACT OF 1933, AND AMENDMENT NO. 28
         UNDER THE INVESTMENT COMPANY ACT OF 1940,  ON FORM N-1A
         SEC FILE NO. 33-15935


Ladies and Gentlemen:


         We are acting as counsel to OLDE Custodian Fund, a diversified open-end management investment company, organized as a Massachusetts Business Trust, in rendering this opinion. This opinion relates to shares of the Fund that are being offered pursuant to the Fund's Registration Statement on Form N-1A, SEC File No. 33-15935, as amended by Post-Effective Amendment No. 24 under the Securities Act of 1933 and Amendment No. 28 under the Investment Company Act of 1940 (the "Registration Statement"). The Registration Statement relates to the offer and sale of shares (the "Shares") of the Fund, which consists of three series, the OLDE Money Market Series, the OLDE Premium Money Market Series, and the OLDE Premium Plus Money Market Series. Pursuant to Section 24(f) of the Investment Company Act of 1940, the Fund is registering an indefinite number of Shares pursuant to the Registration Statement, and will be required to file Form 24F-2 within 90 days after the end of its fiscal year.


         In connection with this opinion, we have reviewed such legal and factual matters as we have deemed appropriate.

         Based upon the foregoing, we are of the opinion that the Shares that are issued and sold by the Fund as provided for in the Registration Statement, for payment as described therein, will be legally issued, fully paid, and non-assessable.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement, and to any reference to us in the Registration Statement as legal counsel who has passed upon the legality of the Shares.

                                               Very truly yours,


                                               /s/ DICKINSON WRIGHT PLLC
                                               ---------------------------------
                                               DICKINSON WRIGHT PLLC


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